Exhibit 99.1

AVROBIO Announces Agreement to Sell Cystinosis Gene Therapy Program for $87.5 Million

All-cash transaction, with full $87.5 million to be paid at closing

Proceeds expected to extend cash runway into Q4 2024

CAMBRIDGE, Mass., May 22, 2023 -- AVROBIO, Inc. (Nasdaq: AVRO), a leading clinical-stage gene therapy company working to free people from a lifetime of genetic disease, today announced an agreement to sell its investigational hematopoietic stem cell (HSC) gene therapy program for the treatment of cystinosis to Novartis for $87.5 million in cash.  AVROBIO retains full rights to its portfolio of first-in-class HSC gene therapies for Gaucher disease type 1 and type 3, Hunter syndrome and Pompe disease. Proceeds from this transaction are expected to extend the Company’s cash runway into the fourth quarter of 2024.  “This transaction strengthens AVROBIO’s balance sheet, focuses our pipeline strategy and is a strong endorsement of our HSC gene therapy approach and plato® gene therapy platform,” said Erik Ostrowski, AVROBIO’s interim CEO and current CFO.

Transaction details

Pursuant to the terms of an asset purchase agreement, Novartis will pay AVROBIO $87.5 million in cash at closing, in consideration for the sale and transfer of certain assets related to the cystinosis program. In addition, AVROBIO has exclusively licensed to Novartis certain other assets, know-how and other intellectual property related to AVROBIO’s gene therapy platform for use in cystinosis. To support the transition of the program, AVROBIO also has agreed to provide under a separate agreement certain transition, knowledge transfer and other related services. TD Cowen and Wells Fargo Securities, LLC are acting as financial advisors to AVROBIO in the transaction.

About AVROBIO

Our vision is to bring personalized gene therapy to the world. We target the root cause of genetic disease by introducing a functional copy of the affected gene into patients’ own hematopoietic stem cells (HSCs), with the goal of durably expressing the therapeutic protein throughout the body, including the central nervous system. Our first-in-class pipeline includes clinical programs for Gaucher disease and Hunter syndrome, as well as a preclinical program for Pompe disease. Our proprietary plato® gene therapy platform is scalable for planned global commercialization. We are headquartered in Cambridge, Mass. For additional information, visit avrobio.com, and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by forward-looking terminology such as “aims,” “anticipates,” “believes,” “continue,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “strives,” “should,” “will,” and similar expressions or the negative of these terms. These forward-looking statements include, without limitation, statements regarding our business strategy for and the potential therapeutic benefits of our current and prospective preclinical and clinical product candidates, statements regarding our financial and cash position and expected cash runway, and statements regarding the proposed strategic transaction for our cystinosis program. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Results in preclinical or early-stage clinical trials may not be indicative of results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements, or the scientific data presented.

Any forward-looking statements in this press release are based on AVROBIO’s current expectations, estimates and projections about our industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that we may not successfully consummate the proposed strategic transaction or realize the intended benefits thereof, any one or more of AVROBIO’s product candidates will not be successfully developed or commercialized, the risk of cessation or delay of any ongoing or planned clinical trials of AVROBIO or our collaborators, the risk that AVROBIO may not successfully recruit or enroll a sufficient number of patients for our clinical trials, the risk that AVROBIO may not realize the intended benefits of our gene therapy platform, including the features of our plato® platform, the risk that our product candidates or procedures in connection with the administration thereof will not have the safety or efficacy profile that we anticipate, the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical or clinical trials, will not be replicated or will not continue in ongoing or future studies or trials involving AVROBIO’s product candidates, the risk that we will be unable to obtain and maintain regulatory approval for our product candidates, the risk that we may be unable to realize the potential benefits associated with rare pediatric disease designation, the Innovative Licensing and Access Pathway, or any other regulatory strategy, the risk that the size and growth potential of the market for our product candidates will not materialize as expected, risks associated with our dependence on third-party suppliers and manufacturers, including sole source suppliers, risks regarding the accuracy of our estimates of expenses and future revenue, risks relating to our capital requirements, needs for additional financing, and ability to continue as a going concern including the risk that additional funding may not be available on acceptable terms or at all and that failure to obtain capital when needed may force us to delay, limit or terminate our product development efforts or other operations, risks relating to our identification and pursuit of any strategic opportunities with respect to one or more of our programs, our technology or our plato® platform, risks relating to clinical trial and business interruptions resulting from the COVID-19 outbreak or similar public health crises, including that such interruptions may materially delay our enrollment and development timelines and/or increase our development costs or that data collection efforts may be impaired or otherwise impacted by such crises, and risks relating to our ability to obtain and maintain intellectual property protection for our product candidates. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause AVROBIO’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in AVROBIO’s most recent Annual or Quarterly Report, as well as discussions of potential risks, uncertainties and other important factors in AVROBIO’s subsequent filings with the Securities and Exchange Commission. AVROBIO explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact:
Christopher F. Brinzey
Westwicke, an ICR Company
339-970-2843
chris.brinzey@westwicke.com

Media Contact:
Kit Rodophele
Ten Bridge Communications
617-999-9620
krodophele@tenbridgecommunications.com